UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under § 240.14a-12

CARMAX, INC.
(Name of Registrant as Specified In Its Charter)

STARBOARD VALUE LP

STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD

STARBOARD VALUE AND OPPORTUNITY S LLC

STARBOARD VALUE AND OPPORTUNITY MASTER FUND L LP

STARBOARD VALUE L LP

STARBOARD VALUE R GP LLC

STARBOARD X MASTER FUND LTD

STARBOARD VALUE GP LLC

STARBOARD PRINCIPAL CO LP

STARBOARD PRINCIPAL CO GP LLC

JEFFREY C. SMITH

PETER A. FELD

WILLIAM C. COBB

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Starboard Value LP, together with the other participants named herein (collectively, “Starboard”), intends to file a preliminary proxy statement and accompanying universal proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its slate of director nominees at the 2026 annual meeting of shareholders of CarMax, Inc., a Virginia corporation (the “Company”).

Item 1: On March 11, 2026, Starboard issued the following press release announcing its delivery of a letter to the Company. The full text of the letter is attached hereto as Exhibit 1 and incorporated herein by reference.

STARBOARD DELIVERS LETTER TO CARMAX

Views Appointment of New CEO Keith Barr as Timely Opportunity to Address Fixable Execution Gaps and Unlock CarMax’s Full Value Potential

Has Nominated Directors to Help Support the Next Phase of Execution and Accelerate Shareholder Value Creation

Believes CarMax’s Structurally Superior Omnichannel Model Is Not Reflected in Current Performance

Sees Clear Opportunities to Drive Improvement Through Enhanced Digital Execution, Reconditioning Efficiencies and Dynamic Pricing

Urges a Substantially Expanded SG&A Reduction Program to Restore Cost Discipline and Enhance Long-Term Earnings Power

NEW YORK, NY – MARCH 11, 2026 – Starboard Value LP (together with its affiliates, “Starboard”), a significant stockholder of CarMax Inc. (“CarMax” or the “Company”) (NYSE: KMX), today announced that it has delivered a letter to Keith Barr, the Company’s incoming Chief Executive Officer, with a copy to the Company’s Board of Directors (the “Board”). The full text of Starboard’s letter to the Company can be viewed here.

Starboard has nominated two individuals – William C. Cobb and Jeffrey C. Smith – for election to the Board at the Company’s 2026 Annual Meeting of Shareholders.

Nominee Biographies:

•	William C. Cobb has served as Chief Executive Officer of Frontdoor, Inc. since June 2022 and has been Chairman of the Board since its 2018 spin-off from ServiceMaster Global Holdings, Inc. Previously, he served as President and Chief Executive Officer of H&R Block, Inc. from 2011 to 2017, where he also served as a director. Earlier in his career, Mr. Cobb held senior leadership roles at eBay Inc., including as President of eBay Marketplaces North America, as well as various executive positions at PepsiCo, Inc. and TRICON Global Restaurants, Inc. (n/k/a Yum! Brands, Inc.). He has served on several public company boards, including Deluxe Corporation, ServiceMaster, Pacific Sunwear of California, Inc., Orbitz Worldwide, Inc., and Och-Ziff Capital Management Group LLC. Mr. Cobb brings extensive public company leadership and board experience across consumer, services and digitally enabled businesses.

•	Jeff Smith is a Managing Member, Chief Executive Officer, and Chief Investment Officer of Starboard Value LP. Mr. Smith has extensive public company board experience having served on boards through his role at Starboard Value. Prior to founding Starboard Value LP in 2011, Mr. Smith served as the Chief Investment Officer for the funds that comprised the Value and Opportunity investment platform at Ramius LLC, a subsidiary of the Cowen Group, where he was a Partner Managing Director. Mr. Smith is currently on the Board of Directors of Kenvue Inc. Mr. Smith was formerly the Chair of the Boards of Papa John’s International, Inc., Starboard Value Acquisition Corp., Advance Auto Parts, Inc., Darden Restaurants, Inc. and Phoenix Technologies Ltd. and formerly a member of the Boards of RB Global, Inc., Cyxtera Technologies, Perrigo Company plc., Yahoo! Inc., Quantum Corporation, Office Depot, Inc., Regis Corporation, Surmodics, Inc., Zoran Corporation, Actel Corporation, Kensey Nash Corp., S1 Corp and the Fresh Juice Company.

About Starboard Value LP

Starboard Value LP is an investment adviser with a focused and differentiated fundamental approach to investing in publicly traded companies. Starboard invests in deeply undervalued companies and actively engages with management teams and boards of directors to identify and execute on opportunities to unlock value for the benefit of all shareholders.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Starboard Value LP, together with the other participants named herein (collectively, “Starboard”), intends to file a preliminary proxy statement and accompanying universal proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of a slate of director nominees at the 2026 annual meeting of shareholders of CarMax, Inc., a Virginia corporation (the “Company”).

STARBOARD STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the proxy solicitation are anticipated to be Starboard Value and Opportunity Master Fund Ltd (“Starboard V&O Fund”), Starboard Value and Opportunity S LLC (“Starboard S LLC”), Starboard Value and Opportunity Master Fund L LP (“Starboard L Master”), Starboard Value L LP (“Starboard L GP”), Starboard Value R GP LLC (“Starboard R GP”), Starboard X Master Fund Ltd (“Starboard X Master”), Starboard Value LP, Starboard Value GP LLC (“Starboard Value GP”), Starboard Principal Co LP (“Principal Co”), Starboard Principal Co GP LLC (“Principal GP”), Jeffrey C. Smith, Peter A. Feld and William C. Cobb.

As of the close of business on March 10, 2026, Starboard V&O Fund beneficially owned directly 3,269,125 shares of Common Stock, par value $0.50, of the Company (the “Common Stock”), which includes 494,262 shares of Common Stock underlying certain forward purchase contracts exercisable within 60 days of the date hereof. As of the close of business on March 10, 2026, Starboard S LLC beneficially owned directly 416,231 shares of Common Stock, which includes 54,482 shares of Common Stock underlying certain forward purchase contracts exercisable within 60 days of the date hereof. As of the close of business on March 10, 2026, Starboard L Master beneficially owned directly 215,017 shares of Common Stock, which includes 28,031 shares of Common Stock underlying certain forward purchase contracts exercisable within 60 days of the date hereof. Starboard L GP, as the general partner of Starboard L Master, may be deemed the beneficial owner of the 215,017 shares of Common Stock owned by Starboard L Master. Starboard R GP, as the general partner of Starboard L GP, may be deemed the beneficial owner of the 215,017 shares of Common Stock owned by Starboard L Master. As of the close of business on March 10, 2026, Starboard X Master beneficially owned directly 1,354,947 shares of Common Stock, which includes 213,277 shares of Common Stock underlying certain forward purchase contracts exercisable within 60 days of the date hereof. As of the close of business on March 10, 2026, 1,320,788 shares of Common Stock were held in an account managed by Starboard Value LP (the “Starboard Value LP Account”), which includes 170,340 shares of Common Stock underlying certain forward purchase contracts exercisable within 60 days of the date hereof. Starboard Value LP, as the investment manager of each of Starboard V&O Fund, Starboard L Master and Starboard X Master and the Starboard Value LP Account and the manager of Starboard S LLC, may be deemed the beneficial owner of an aggregate of 6,576,108 shares of Common Stock directly owned by Starboard V&O Fund, Starboard S LLC, Starboard L Master, Starboard X Master and held in the Starboard Value LP Account. Each of Starboard Value GP, as the general partner of Starboard Value LP, Principal Co, as a member of Starboard Value GP, Principal GP, as the general partner of Principal Co and Messrs. Smith and Feld, as members of Principal GP and as members of each of the Management Committee of Starboard Value GP and the Management Committee of Principal GP, may be deemed the beneficial owner of 6,576,108 shares of Common Stock directly owned by Starboard V&O Fund, Starboard S LLC, Starboard L Master, Starboard X Master and held in the Starboard Value LP Account.

Starboard V&O Fund, Starboard S LLC, Starboard L Master, Starboard X Master and Starboard Value LP through the Starboard Value LP Account have entered into certain cash-settled total return swap agreements that constitute economic exposure to an aggregate of 2,100,000 notional shares of Common Stock.

As of the close of business on March 10, 2026, Mr. Cobb beneficially owned directly 300 shares of Common Stock.

Contacts

Investor:

Peter Feld, (212) 201-4878

Gavin Molinelli, (212) 201-4828

www.starboardvalue.com

Media:

Longacre Square Partners
Joe Germani / Ashley Areopagita, (646) 386-0003

starboard@longacresquare.com

Item 2: Also on March 11, 2026, Jeffrey Smith, Managing Member, Chief Executive Officer and Chief Investment Officer of Starboard Value LP, participated in an interview with Bloomberg Deals, during which he discussed the Company. Portions of the written transcript of the interview referencing the Company are included below:

Dani Burger:

This is Bloomberg Deals. I’m Dani Burger. Time now from premium players and a Bloomberg scoop. Starboard Value has amassed a stake of about $350 million in CarMax, seeing an opportunity to accelerate its turnaround under a new CEO. Starboard has also nominated its own CEO, Jeff Smith, to the board, and I am so pleased to say that Jeff joins us now. Jeff, thank you so much for being here.

Jeff Smith:

Thanks for having me. Great to be here.

Dani Burger:

I gotta say, when you think about classic activism, you think about someone coming in, trying to change management, a new CEO. This feels a little bit more friendly for lack of terms. Why CarMax? What is the strategy?

Jeff Smith:

Yeah, well, a couple things there. So, activism is about finding good businesses where we think they can perform better. And when we get involved in companies, there is the part that everybody focuses on, which is the early stage where you may be on the same page as the company or a different page and you’re pushing them to do more and you’re pushing them to do it faster. But then you get to the middle stage where you’re working with the company either on the outside or very frequently will be on the board and working with the company on the inside, and it becomes extremely friendly and collaborative where we’re working together to try and create value. So in the CarMax situation so far, and I hope it stays that way, it has been, collaborative and friendly, and we are enjoying the conversations we’ve had with them.

There’s a big opportunity, which we should talk about.

Dani Burger:

Please, what is that opportunity?

Jeff Smith:

Well, CarMax is similar to a lot of businesses, that we target, that we look for, which is a business that is a leader in its space, usually carved out a niche for itself. And then sometimes as it becomes more mature, it becomes a little more complacent and somebody else might come along and start eating at it. And I think as I’m describing that to you, you can understand that CarMax fits that. So CarMax kind of revolutionized, used car sales and made it something that was a much better experience for consumers. And there still are the leader in used car sales, but then there’s been some others that have been catching up, notably Carvana, especially with the digital experience. But from our standpoint, we actually think that CarMax is better positioned. So they have the benefit of the omnichannel, footprint.

They have over 250 locations, physical locations where you can go and test drive cars and touch and feel and see those cars, and they have the digital, front end. So we think they have the best of both worlds, and you’re effectively getting that asset base that’s almost impossible to replicate for free, because we’re buying into CarMax at tangible book value. I don’t know that you would build this business today with all of those assets, but we don’t really have to pay for it as shareholders. They’re there, you’re paying tangible book value for a business with all of these assets. And now if you can make it sing, you have the best of both worlds. So they’re working on that. They need to fix the digital experience for the consumer, which we can talk about.

Dani Burger:

Yeah. How do you fix that? How do you fix a digital experience, especially when you have this big looming disruption of AI overhanging everything?

Jeff Smith:

Yeah, well, actually we put CarMax into the bucket where it shouldn’t really be affected much by AI. And it’s interesting you bring up AI and we can talk about that too, but, you know, we kind of put it into three buckets. So there are companies that people think are going to be disrupted by AI and then a bucket where companies shouldn’t really be impacted too much by AI and then other companies that are considered AI winners. We kind of put CarMax in the middle bucket where it shouldn’t really be directly impacted by AI. There may be indirect, positives and negatives. Actually, there’s a big positive. But for the most part, people are looking to buy used cars and have a used car experience. As it relates to fixing the omnichannel experience, it’s really just putting them side by side next to each other as a user.

So pretend like you’re going to buy a used car, maybe you are going to buy a used car or sell your car and go online, whether it’s Carvana, CarMax or any others, and put them up next to each other. What we found is the experience with CarMax is just clunkier, there’s too many steps, there’s too many choices, there’s too many opportunities to drop, there’s, it’s too complicated, but that’s the good news, right? That sounds bad, but from an activist standpoint, that’s the good news because you look at this business and you say, “That’s easily fixable.” We have all the assets. We have consumers looking to transact with us. We can fix this without having to change the business all too much. It’s actually fairly easy to fix. It takes some prioritization, but it’s fairly easy to fix and you get to buy into this business at a single digit multiple, at tangible book value, and then we get very, very excited.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Starboard Value LP, together with the other participants named herein (collectively, “Starboard”), intends to file a preliminary proxy statement and accompanying universal proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of a slate of director nominees at the 2026 annual meeting of shareholders of CarMax, Inc., a Virginia corporation (the “Company”).

STARBOARD STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the proxy solicitation are anticipated to be Starboard Value and Opportunity Master Fund Ltd (“Starboard V&O Fund”), Starboard Value and Opportunity S LLC (“Starboard S LLC”), Starboard Value and Opportunity Master Fund L LP (“Starboard L Master”), Starboard Value L LP (“Starboard L GP”), Starboard Value R GP LLC (“Starboard R GP”), Starboard X Master Fund Ltd (“Starboard X Master”), Starboard Value LP, Starboard Value GP LLC (“Starboard Value GP”), Starboard Principal Co LP (“Principal Co”), Starboard Principal Co GP LLC (“Principal GP”), Jeffrey C. Smith, Peter A. Feld and William C. Cobb.

As of the close of business on March 11, 2026, Starboard V&O Fund beneficially owned directly 3,083,348 shares of Common Stock, par value $0.50, of the Company (the “Common Stock”), which includes 494,262 shares of Common Stock underlying certain forward purchase contracts exercisable within 60 days of the date hereof. As of the close of business on March 11, 2026, Starboard S LLC beneficially owned directly 392,455 shares of Common Stock, which includes 54,482 shares of Common Stock underlying certain forward purchase contracts exercisable within 60 days of the date hereof. As of the close of business on March 11, 2026, Starboard L Master beneficially owned directly 202,718 shares of Common Stock, which includes 28,031 shares of Common Stock underlying certain forward purchase contracts exercisable within 60 days of the date hereof. Starboard L GP, as the general partner of Starboard L Master, may be deemed the beneficial owner of the 202,718 shares of Common Stock owned by Starboard L Master. Starboard R GP, as the general partner of Starboard L GP, may be deemed the beneficial owner of the 202,718 shares of Common Stock owned by Starboard L Master. As of the close of business on March 11, 2026, Starboard X Master beneficially owned directly 1,277,913 shares of Common Stock, which includes 213,277 shares of Common Stock underlying certain forward purchase contracts exercisable within 60 days of the date hereof. As of the close of business on March 11, 2026, 1,244,928 shares of Common Stock were held in an account managed by Starboard Value LP (the “Starboard Value LP Account”), which includes 170,340 shares of Common Stock underlying certain forward purchase contracts exercisable within 60 days of the date hereof. Starboard Value LP, as the investment manager of each of Starboard V&O Fund, Starboard L Master and Starboard X Master and the Starboard Value LP Account and the manager of Starboard S LLC, may be deemed the beneficial owner of an aggregate of 6,201,362 shares of Common Stock directly owned by Starboard V&O Fund, Starboard S LLC, Starboard L Master, Starboard X Master and held in the Starboard Value LP Account. Each of Starboard Value GP, as the general partner of Starboard Value LP, Principal Co, as a member of Starboard Value GP, Principal GP, as the general partner of Principal Co and Messrs. Smith and Feld, as members of Principal GP and as members of each of the Management Committee of Starboard Value GP and the Management Committee of Principal GP, may be deemed the beneficial owner of 6,201,362 shares of Common Stock directly owned by Starboard V&O Fund, Starboard S LLC, Starboard L Master, Starboard X Master and held in the Starboard Value LP Account.

Starboard V&O Fund, Starboard S LLC, Starboard L Master, Starboard X Master and Starboard Value LP through the Starboard Value LP Account have entered into certain cash-settled total return swap agreements that constitute economic exposure to an aggregate of 2,100,000 notional shares of Common Stock.

As of the close of business on March 11, 2026, Mr. Cobb beneficially owned directly 300 shares of Common Stock.